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SONUS PHARMACEUTICALS, INC.

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The following was presented to investors by Sonus Pharmaceuticals, Inc. (“SNUS”) on November 4, 2004, and relates to the proposed acquisition of Synt:em, S.A.

RBC Dain Rauscher Investor Conference November 4, 2004

Forward-Looking Statement Disclaimer This presentation includes forward-looking statements such as those, among others, relating to the development, safety and efficacy of drug delivery products and potential applications for these products. As discussed in Sonus Pharmaceuticals' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 12, 2004 and Quarterly Report on Form 10-Q filed August 16, 2004, actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: the Company's and Synt:em's products will require extensive clinical testing and approval by regulatory authorities; such approvals are lengthy and expensive and may never occur; risks that the FDA may not approve the Company's proposed 505(b)(2) strategy; risks that clinical studies with TOCOSOL Paclitaxel will not be successful; risks that the Company may not be able to effectively or completely integrate the business and operations of Synt:em; risks that the combined company may not be able raise capital to finance the increased costs of the business and operations of both companies; and risks of successful development of additional drug delivery products. Sonus undertakes no obligation to update the forward looking statements contained herein or to reflect events or circumstances occurring after the date hereof.

Additional Information About the Acquisition and Where to Find It Sonus will file a proxy statement and other documents concerning the proposed acquisition of Synt:em with the Securities and Exchange Commission. Sonus stockholders are urged to read the proxy statement when it becomes available and other relevant documents filed with the SEC because they will contain important information. A copy of the proxy statement will be mailed to the stockholders of Sonus. Sonus stockholders may obtain a free copy of the proxy statement and other relevant documents filed by Sonus with the SEC when they become available at the SEC's website at www.sec.gov. The proxy statement and these other documents may also be obtained for free from Sonus by directing a request to: Investor Relations, 22026 20th Avenue S.E., Bothell, Washington, 98021, phone (425) 487-9500. Sonus and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the stockholders of Sonus with respect to the proposed transaction. Information regarding the names, affiliations and interests of the participants in the solicitation will be included in the proxy statement.

Our Mission Develop novel therapeutic drugs for oncology and related markets that are: More effective Safer Better tolerated Easier to administer Cost effective to manufacture

Investment Opportunity Lead cancer drug, TOCOSOL(r) Paclitaxel, moving toward Phase 3 clinical testing Proprietary technology platform with multiple product opportunities in large markets Announced acquisition of Synt:em will expand product development pipeline and drug discovery capabilities Management team with successful record in drug development and commercialization

TOCOSOL(r) Paclitaxel Lead Cancer Product

Taxane-based Chemotherapy Market Taxol Taxotere East 1 1 West Widely prescribed cancer drugs Approved for breast, ovary, lung cancers Also used for head/neck, bladder and other solid tumors TOCOSOL(r) Paclitaxel is well positioned to lead next generation taxane drugs Docetaxel (Taxotere(r)) Paclitaxel (Taxol(r) & Generics) >$2.5 Billion WW Est. 15% Annual Growth

Phase 2a Studies - Key Results 150 second-line patients with late stage cancer Promising efficacy in ovarian, non-small cell lung and bladder cancers Partial and complete tumor responses Time to progression and survival data Excellent tolerability Most patients received full doses on time or resumed full dose quickly if dose reduction required Updated data presenting at ASCO 2004

TOCOSOL(r) Paclitaxel "The Taxane of Choice" Preparation Administration Equipment Volume of infusion Formulations Treatment-limiting side effects TOCOSOL(r) Paclitaxel Ready to use 15 min No special equipment <25 mL Biocompatible solvent reduces acute toxicities Long-term treatment tolerated at intended doses Taxol(r)/Taxotere(r) 20 - 30 min 1 - 3 hrs Special I.V. tubing/ in-line filters 200 - 500 mL Solvent-related allergic-type reactions Dose reductions and/or treatment interruptions common

TOCOSOL(r) Paclitaxel Regulatory Strategy

Multi-track U.S. Regulatory Strategy Initial Market Entry Strategy - 505(b)(2) NDA Meeting scheduled with FDA to discuss Phase 3 plans Approval option available since active drug in TOCOSOL(r) Paclitaxel is unmodified Compares TOCOSOL Paclitaxel to Taxol(r) Unmet Medical Need - Phase 2b bladder cancer study FDA Fast Track designation in inoperable/metastatic bladder cancer Further Differentiation - Phase 2b breast cancer study New claims for more intensive dosing regimens (possibly higher efficacy) in multiple indications

Corporate Growth Initiatives

Corporate Growth Initiatives Secure partner for TOCOSOL(r) Paclitaxel Apply TOCOSOL technology platform to additional oncology product candidates

Sonus Oncology Pipeline Active Development Stage Market Potential Advantages Paclitaxel Phase 2b/ pivotal >$2.5B - Convenient, easy to use - Improved safety and efficacy - Cost effective manufacturing Camptothecin derivatives Preclinical $1B Irinotecan Topotecan - High drug loading - Prolonged tumor exposure - Greater anti-tumor response

Expanding TOCOSOL(r) Platform Camptothecin Derivatives 10 20 30 40 50 60 70 80 Tumor Size (cm3) 3 2 1 4 5 Note: Preclinical data presented at AACR 2004 Key Messages: Increased anti- tumor activity Excellent tolerance at effective dose Day Post Tumor Implant SN-2310 SN-2310 Irinotecan Control

Sonus Oncology Pipeline Active Development Stage Market Potential Advantages Paclitaxel Phase 2b/ pivotal >$2.5B - Convenient, easy to use - Improved safety and efficacy - Cost effective manufacturing Camptothecin derivatives Preclinical $1B Irinotecan Topotecan - High drug loading - Prolonged tumor exposure - Greater anti-tumor response Platinum-based compounds Discovery $2B Cisplatin Carboplatin Oxaliplatin - Improved safety and efficacy - Active against multiple drug resistant cell lines

Corporate Growth Initiatives Secure partner for TOCOSOL(r) Paclitaxel Apply TOCOSOL technology platform to additional oncology product candidates Identify in-license/acquisition opportunities Oncology focus; related fields Unique small molecule or reformulated products IND candidates or clinical stage

Synt:em Acquisition

Synt:em Acquisition Announced November 3, 2004 Drug discovery and development company Based in Nimes, France Privately held 38 employees, half hold doctoral degrees Stock-for-stock transaction with significant milestone components

Acquisition Benefits Pipeline Three near-term preclinical product candidates Expands oncology portfolio Extends to pain management Platform Complementary with TOCOSOL(tm) drug delivery platform Drug discovery engine People Strong scientific expertise and collaborations Presence in Europe

Synt:em Pipeline Syn1002 Peptide analgesic for inflammatory and neuropathic pain Preclinical Very wide therapeutic window Total market est. at >$16 billion for '05 in U.S. (competes against COX-2 inhibitors) IND possibly in 2005

Synt:em Pipeline Syn1003 Novel non-peptide opioid for acute/chronic pain Preclinical Good analgesic effects with potential for fewer side effects Market est. at >$12 billion in U.S. IND possibly in 2005

Synt:em Pipeline Syn1001 Novel opioid analgesic Preclinical Faster onset, longer duration of action, greater and enhanced CNS update Market opportunity for post-operative pain in U.S. $12 billion IND possible in 2006

Synt:em Pipeline Oncology Syn2001 Brain cancer (glioblastoma multiforme) Syn2002 Lung cancer Pep:trans(tm) TAL-1 Solid tumors

Expanded Pipeline Discovery Pre-clinical Phase 1 Phase 2 Phase 3 Oncology TOCOSOL(r) Paclitaxel Camptothecin Platinum Syn 2001(Brain Cancer) Syn 2002 (Lung Cancer) Pain Management Syn 1002 Syn 1003 Syn 1001

Terms and Timeline Stock-for-stock acquisition Total shares = $30M divided by closing price Three payments - one at closing and two milestone payments Total shares subject to an upper and lower collar (7.6M to 8.9M) All shares subject to lockup (9-18 mos.) Synt:em CEO to join Sonus Board, become Chief Science and Technology Officer Special Sonus shareholder meeting mid Jan. to approve issuance of shares

Financials & Summary

Sonus Balance Sheet Highlights Cash position: $25.0M at 9/30/04 No debt Est. FY 2004 burn approx. $1.5M avg./month 21.3M primary shares outstanding 25.8M shares fully diluted

Near-term Value Milestones TOCOSOL(r) Paclitaxel Establish first corporate partnership Gain agreement with FDA on protocol for Phase 3 clinical testing Initiate Phase 3 pivotal trial program Progress Phase 2b studies in bladder and breast Advance TOCOSOL technology in additional product candidates Complete the acquisition of Synt:em

www.sonuspharma.com Nasdaq: SNUS